CORPORATE ACCESS NUMBER

20744402

Alberta
GOVERNMENT OF ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE OF INCORPORATION

NORALTA TECHNOLOGIES CORPORATION

WAS INCORPORATED IN ALBERTA ON JUNE 19, 1997

REGISTRIES GOVERNMENT OF ALBERTA

Registrar of Corporations

CORPORATE ACCESS NUMBER: 207712175

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

NORALTA TECHNOLOGIES CORPORATION
IS THE RESULT OF AN AMALGAMATION FILED ON 1998/02/02.

REGISTRAR OF CORPORATIONS